Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-1 of China BCT Pharmacy Group, Inc. of our report dated March 31, 2011 relating to the consolidated financial statements of China BCT Pharmacy Group, Inc. as of December 31, 2010, and for the year then ended.  We also hereby consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ PKF

PKF
Certified Public Accountants
A Professional Corporation

Glendale, California
April 29, 2011